UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, MGP Ingredients, Inc. (the “Company”) entered into a letter agreement with David Bratcher, the Company’s Chief Operating Officer and President of Branded Spirits, which granted him additional severance benefits related to his long-term equity incentive (“LTI”) compensation that are consistent with the severance benefits provided to the Company’s Chief Executive Officer (the “LTI Severance Agreement”). The LTI Severance Agreement provides that in the event of a Qualifying Termination, which is defined as a termination by the Company without cause or by Mr. Bratcher for good reason, Mr. Bratcher will receive the following additional severance benefits:

•all outstanding unvested Restricted Stock Units (“RSUs”) will fully vest to the same extent as if his employment with the Company had continued through the applicable vesting period of each outstanding RSU;

•any LTI award with respect to a fiscal year ending prior to the date of a Qualifying Termination but unpaid as of such date, will be granted to Mr. Bratcher at the same time in the year of the Qualifying Termination as such grant would have been made if he continued to be employed by the Company; and

•the Company will grant him a pro-rata LTI award (the “Pro-rata LTI Award”) for the year in which the Qualifying Termination occurs. The Pro-rata LTI Award will be equal to (x) the number of RSUs that would be included in a LTI award if he had served for the entire year in which the termination occurred, multiplied by (y) a fraction, with the numerator being the number of days he was employed in the year of the Qualifying Termination and the denominator being 365. The Pro-rata LTI Award will be granted at the same time as such award would have been made if he continued to be employed by the Company.

Mr. Bratcher’s eligibility to receive these additional severance benefits is subject to all of the other terms and conditions of the Company’s executive severance plan.

The above description of the LTI Severance Agreement is a summary only and is qualified in its entirety by reference to the LTI Severance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Letter agreement relating to additional severance benefits, dated June 27, 2022, between MGP Ingredients, Inc. and David Bratcher.

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: June 30, 2022	By:	/s/ David J. Colo
David J. Colo, Chief Executive Officer